                                                                    EXHIBIT 23.3

                           CONSENT OF LIONEL W. GREER

The Board of Directors
Dean & DeLuca, Inc.

I have read the section entitled "Management" in the Registration Statement on Form S-1 of Dean & DeLuca, Inc. that is being filed with the Securities and Exchange Commission as it pertains to me and (i) agree with the statements contained therein, and (ii) consent to the use of my name therein.

                                                          /s/ Lionel W. Greer
                                                          ------------------------
                                                          Lionel W. Greer